INDEPENDENT
BANK CORP.
Shareholder Relations NEWS RELEASE
288 Union Street, Rockland, MA 02370

Contact:

Christopher Oddleifson

President and Chief Executive

Officer

(781) 982-6660

Denis K. Sheahan

Chief Financial Officer

and Treasurer

(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP. ANNOUNCES 6% INCREASE IN THE QUARTERLY DIVIDEND TO $0.17 PER SHARE

Rockland, MA (March 15, 2007) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.17 per share dividend which will be payable on April 6, 2007, to stockholders of record as of the close of business on March 26, 2007.

Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.8 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.

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